UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 15, 2004

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15234	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 LIBERTY WAY

CHESTER, VIRGINIA 23836

(Address of principal executive offices, including zip code)

(804) 530-0535

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 15, 2004, Star Scientific, Inc. (the “Company”) entered into an Amendment Agreement with Manchester Securities (“Manchester”) that amended and restated the $9 million convertible 8% debenture due March 25, 2006 and a warrant for 502,681 shares of the Company’s common stock, each of which was issued to Manchester on March 25, 2004, and subsequently amended and restated on April 15, 2004. Prior to the amendment and restatement pursuant to the Amendment Agreement, the debenture provided that Manchester had the right to redeem the debenture in the event that Star experienced an operating loss in excess of $2 million in the aggregate over any two consecutive fiscal quarters, beginning with the second quarter of 2004. Under the Second Amended & Restated Convertible Debenture Due March 25, 2006 (the “Amended Debenture”), the debenture no longer contains this redemption right. In addition, prior to the amendment and restatement pursuant to the Amendment Agreement, the warrant provided for an exercise price of $4.476 per share of the Company’s common stock. Under the Second Amended & Restated Common Stock Purchase Warrant (the “Amended Warrant”), the exercise price of the warrant has been reduced to $4.00 per share.

The Amendment Agreement, the Amended Debenture and the Amended Warrant have been attached hereto as Exhibits and they are incorporated herein by reference.

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Item	9.01. Financial Statements and Exhibits

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits:

10.1	Amendment Agreement dated, September 15, 2004, between the Company and Manchester Securities Corp.

10.2	Second Amended and Restated Convertible Debenture, dated September 15, 2004, issued by the Company to Manchester Securities Corp.

10.3	Second Amended and Restated Warrant, dated September 15, 2004, issued by the Company to Manchester Securities Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.

Date: September 15, 2004	By:	/s/ Paul L. Perito
Paul L. Perito
Chairman of the Board, President and Chief Operating Officer

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